EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Stock Sale by Chairman and Chief Executive Officer

HAMILTON, Bermuda, September 20, 2007 - CRM Holdings, Ltd. ("CRM") ("the Company) (Nasdaq: CRMH), a leading provider of a full range of products and services for the workers' compensation insurance industry, today announced its Chairman and Chief Executive Officer, Daniel G. Hickey Jr., has sold 216,454 shares of common shares of the Company. The sale was executed pursuant to Rule 144 under the Securities Act of 1933, as amended, and was for the purposes of personal financial planning and asset diversification.

After the transaction, Mr. Hickey retains 1,305,437 shares of the Company's common shares, or approximately 8.2% of the Company's total common shares based on the number of the Company's common shares currently outstanding, excluding Mr. Hickey's 395,000 Class B shares and his previous issuance of restricted common shares under the Company's 2005 Long-Term Incentive Plan.

"This sale will enable me to diversify about 11% of my holdings in CRM," explained Mr. Hickey. "I will continue to hold a substantial position in CRM, and the majority of my net worth will remain in CRM stock. At this time I have no intention to sell additional shares within the next year. All my future earning potential remains with the Company and I expect a significant portion of my future compensation to be in the form of CRM stock. I believe strongly in CRM's business and its future prospects and intend to keep my interests firmly aligned with those of my fellow CRM stockholders."

The sale was made during an authorized trading period when Mr. Hickey was not in possession of material, non-public information.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers' compensation insurance products. Its main business activities include providing fee-based management and other services to workers' compensation self-insured groups and, beginning in November 2006, the offering of a traditional workers' compensation insurance product. The Company provides its fee-based management services to self-insured groups in New York and California. It provides its traditional workers' compensation insurance coverage primarily to employers in California but also has active operations in Alaska, Arizona, Nevada, Oregon, Washington and, starting on April 1, 2007, New Jersey. CRM is a provider of reinsurance and excess workers' compensation coverage to the self-insured groups it manages as well as other qualified self-insured entities. Further information can be found on the CRM Web site at www.CRMHoldingsLtd.bm.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as "may," "will," "should," "expect," "scheduled," "plan," "seek," "intend," "anticipate," "believe," "estimate," "aim," "potential," or "continue" or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the Company's Report on Form 10-K for the fiscal year ended December 31, 2006 and in the Company's other filings with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
CRMH-G

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

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